EXHIBIT 10.9

FOURTH AMENDMENT TO LICENSE AGREEMENT

This FOURTH AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into as of this 13th day of November, 2007 by and between Advanced Life Sciences Holdings, Inc., a Delaware corporation (“ALS”), and Abbott Laboratories, an Illinois corporation (“Abbott”) to amend the terms of that certain License Agreement dated December 13, 2004 between Abbott and ALS (the “Agreement”).

BACKGROUND

A.                                   Abbott and ALS entered into the Agreement on December 13, 2004.

B.                                     ALS has requested the right to practice several Abbott patents related to the manufacture of Compound A.

C.                                   The parties wish to amend the Agreement to allow ALS right to practice several Abbott patents related to the manufacture of Compound A.

1.                                       Incorporation of Agreement. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendment set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.                                       Amendment of the Agreement.

a). Section 1.6 is hereby amended by inserting the following sentence prior to the last sentence of Section 1.6:

“ALS shall hold in confidence and shall not directly or indirectly disclose or provide to any third party Confidential Information pertaining to the patents listed in Exhibit D without Abbott’s prior written consent. Notwithstanding the forgoing, ALS may disseminate Confidential Information pertaining to the patents listed in Exhibit D without Abbott’s prior written consent to those of its employees, Affiliates, contractors, agents and sublicensees (if any) who have a need therefore in carrying out their functions; provided, however, that such employees, Affiliates, contractors, agents and sublicensees are bound by confidentiality obligations covering such Confidential Information at least as rigorous as those set forth herein and that ALS shall be responsible for any breach of such confidentiality obligations.”

b). Article 2 is hereby amended as follows:

The original License Grant paragraph in the Agreement and later Amended in the Second Amendment dated August 2, 2005, shall become paragraph “(a)”.

The following paragraph “(b)” shall be added as follows:

“(b)  Subject to the terms and conditions of this Agreement, Abbott hereby grants to ALS a non-exclusive license to the patents listed in Exhibit D, with a right to grant sublicenses, to make, use, and manufacture Compound A and Product(s) containing Compound A, in the Territory. In the event that ALS wants to use a third party to make, use, and manufacture Compound A and Product(s) containing Compound A on behalf of ALS, ALS will provide thirty (30) days prior written notice to Abbott informing Abbott of ALS’s intent to sublicense the patents listed on Exhibit D to such third party for the manufacture of Compound A and Product(s) containing Compound A.

c). Section 10.2, paragraph (a) is hereby amended to add subparagraph (iii).

Add Subparagraph (iii):

“(iii)  If a third party infringes any patent listed in Exhibit D, Abbott has the sole discretion, but not the obligation, to institute and prosecute an action, lawsuit or other proceeding to abate or resolve such infringement by settlement or otherwise. ALS, or its sublicensees, have no rights to enforce any of the patents listed in Exhibit D. In the event that Abbott does institute an action, lawsuit or other proceeding against a third party, ALS shall cooperate fully if reasonably requested to do so by Abbott.”

d). Section 12.2 is hereby amended.

The original paragraph in Section 12.2 of the Agreement shall become paragraph “(a)”.

The following paragraph “(b)” shall be added as follows:

“(b)  Abbott has the sole discretion as to the prosecution and maintenance of all patents listed in Exhibit D. In the event that Abbott determines to abandon any patent application that is included in Exhibit D or to no longer maintain any patent that is included within Exhibit D, Abbott shall give ALS ninety (90) days prior written notice before taking any action or inaction in furtherance of such determination during which time ALS shall have the right but not the obligation to assume the prosecution of such patent application or the maintenance of such patent. Abbott and ALS shall consult and cooperate with each other, and Abbott shall keep ALS reasonably informed, with respect to the prosecution and maintenance of the patents listed in Exhibit D hereunder. Abbott will provide ALS with copies of all material correspondence sent to or received from the United States Patent and Trademark Office in connection with the prosecution and maintenance of the patents listed in Exhibit D.

3.                                       Effectuation. The amendment to the Agreement contemplated by this Amendment shall be deemed effective as of the date first written above upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

4.                                       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ABBOTT	ADVANCED LIFE
LABORATORIES	SCIENCES HOLDINGS, INC.

By:	/s/ John Poulos	By:	/s/ Michael T. Flavin
Name: John Poulos		Name:	Michael T. Flavin, Ph.D.
Its: Group Vice President, Global Licensing and New Business Development		Its:	Chairman and Chief Executive Officer

EXHIBIT D

U.S. Patent No. 6,028,181  (Claims 8 and 9 only)

U.S. Patent No. 6,437106

U.S. Patent No. 6,579986

U.S. Patent No. 6,417,366